Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 16, 2015 relating to the financial statements of Woodbridge Holdings, LLC, which appear in BBX Capital Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 as Exhibit 99.1. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

October 21, 2016